                                                                    EXHIBIT 21.1

                              BOWATER INCORPORATED
                               SUBSIDIARY LISTING

                                                                 Jurisdiction of
                    Name                                          Incorporation
                    ----                                         ---------------

Avenor America Inc.                                              Delaware
Avenor Maritimes Inc.(1)                                         New Brunswick
Bowater Asia Pte Ltd                                             Singapore
Bowater Canada Inc.                                              Canada
Bowater Canadian Holdings Incorporated                           Nova Scotia
Bowater Canadian Limited                                         Canada
Bowater Europe Limited                                           United Kingdom
Bowater Foreign Sales Corporation                                Barbados
Bowater-Halla Paper Co., Ltd.                                    Korea
Bowater Japan Limited                                            Japan
Bowater Mersey Paper Company Limited(2)                          Nova Scotia
Bowater Pulp and Paper Canada Inc.                               Canada
Bowater S. America Ltda.                                         Brazil
Bowater South American Holdings Incorporated                     Delaware
Calhoun Newsprint Company(3)                                     Delaware
Calhoun Energy, Inc.                                             Delaware
Great Northern Paper, Inc.                                       Delaware
Lake Superior Forest Products Inc.                               Delaware
Lake Superior Holdings Inc.                                      Delaware
Manifor Inc.                                                     Quebec

Note: Except as otherwise indicated, each of the above entities is a wholly owned direct or indirect subsidiary of the Company. The names of certain other direct and indirect subsidiaries of the Company have been omitted from the list above because such unnamed subsidiaries considered in the aggregate as a single subsidiary would not constitute a significant subsidiary.

(1)    67 percent owned.
(2)    51 percent owned.
(3)    Approximately 51 percent owned.